Exhibit 22.0

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated September 10, 1998 included in Company's Form 10-K for the year ended June 30, 1999, into the Company's previously filed Registration Statement File No. 333-51183.


         Arthur Andersen LLP


         Salt Lake City, Utah
         October 12, 1998